POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints each of James I. Edelson, Myles R. Itkin, Alan G. Himmelstein, Peter N. Popov and Janice Smith, acting singly, as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

(1) execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of OSG America L.P., a Delaware limited partnership (the "Partnership"), including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto;

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Partnership's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;

(3) neither the Partnership nor any such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This power of attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 5th day of November, 2007.

/s/Kathleen Haines
Kathleen Haines

STATE OF CONNECTICUT)
                                                )
COUNTY OF  FAIRFIELD   )

        On this 5th day of November, 2007, Kathleen Haines personally appeared before me, and acknowledged that she executed the foregoing instrument for the purposes therein contained.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/Mary C. Leverich
Notary Public
Mary C. Leverich Notary Public State of Connecticut My Commission Expires May 31, 2011